UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2008

SILVERSTAR MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-140299
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

621 Bank Street, Wallace, Idaho 83873
(Address of principal executive offices and Zip Code)

(604) 960-0535
Registrant's telephone number, including area code

Rose Explorations Inc.
33158 Myrtle Avenue, Mission,
British Columbia, Canada V2V 5W1
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 4, 2008, we completed a merger with our subsidiary, Silverstar Mining Corp., a Nevada corporation. As a result, we have changed our name from “Rose Explorations Inc.” to “Silverstar Mining Corp.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective March 4, 2008 we effected a three (3) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 225,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 18,500,000 shares of common stock to 55,500,000 shares of common stock.

Item 7.01. Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on March 4, 2008 under the new stock symbol “SLVM”. Our new CUSIP number is 828456 103.

Item 9.01. Financial Statements and Exhibits.

3.1	Articles of Merger filed with the Secretary of State of Nevada on February 20, 2008 and which is effective March 4, 2008.

3.2	Certificate of Change filed with the Secretary of State of Nevada on February 20, 2008 and which is effective March 4, 2008.

99.1	News Release dated March 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSTAR MINING CORP.

/s/ Jim MacKenzie
Jim MacKenzie
President, Chief Executive Officer
and Director

Date: March 4, 2008